                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: April 14, 2005
                        (Date of earliest event reported)

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                                 0-25198                           36-3973627
(State or other jurisdiction of              (Commission File No.)            (IRS Employer Identification
        incorporation)                                                                   No.)

                           11859 South Central Avenue
                              Alsip, Illinois 60803
                    (Address of Principal Executive Offices)

                                 (708) 293-4050
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 14, 2005 Universal Automotive Industries, Inc. (the "Company") entered into a Forbearance and Amendment Agreement ("Forbearance Agreement") with its principal lender, Congress Financial Corporation, whereby its loan agreement was amended. The Company has acknowledged an obligation of $14,857,236.73 as of April 11, 2005, plus interest, costs, fees, expenses and changes thereon. Congress has agreed, provided no additional events of default have occurred (as defined in the Forbearance Agreement), to fund up to $15,500,000 of principal amount through May 31, 2005. The Forbearance Agreement obligates the Company to continue to retain the Parkland Group as its financial advisor, and to deliver to Congress, in form satisfactory to it on or before May 6, 2005, a letter of intent for at least one of: (i) a purchaser of equity in the Company; (ii) a merger of the Company with a third-party; or (iii) the purchase of all or substantially all of the assets of the Company. Failure to meet the conditions of the Forbearance Agreement could result in termination of continued funding of the Company. The Forbearance Agreement contains the acknowledgment that the Company is in default of certain of its obligations under its loan agreement with Congress pursuant to which Congress has reserved its rights. This includes failure to maintain certain financial covenants and failure to fund debt service on the Company's loan agreements with Laurus and Global Capital. The Forbearance Agreement also contains a broad release of Congress.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     The Company received a letter dated April 19, 2005 from The Nasdaq Stock Market, Inc. advising that due to failure to file its Form 10-K for the year ended December 31, 2004 on a timely basis, the character "e" will be appended to the trading symbol for the Company's securities (UVSLE) at the opening of business on April 21, 2005. It further advises that the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on April 28, 2005, unless the Company requests a hearing in accordance with the Nasdaq Rules. The Company does not presently intend to appeal the delisting of its securities.

ITEM 8.01 OTHER EVENTS.

         On April 10, 2005 the Company approved the establishment of an employee retention fund pursuant to which, subject to availability, the sum of $25,000 per week is to be funded by the Company into a separate escrow account to cover additional compensation for employees who continue working with the Company through its restructuring process, to be allocated among the employees from time to time as designated by the board of directors of the Company.

         The Company is in the process of closing its warehousing operations in California, and expects to conduct a satellite warehousing operation in California on a public warehouse fee basis either from a small portion of the warehouse presently operated by it or from a separate facility. The Company has effected a reduction in force of all but several of the employees associated with its California operations. The landlord in such facility has brought an action against TRW Inc.'s Kelsey Hayes subsidiary, which is the tenant in the facility. In connection with the Company's purchase of certain TRW assets in January, 2004, it had commenced funding the lease obligations, but is not a party to the lease or a sublease of such facility. TRW may seek indemnity from the Company with respect to the lease.

         The Company is in arrears with respect to its leasehold payments on its New Jersey warehouse and must either bring the lease current or locate to an alternate location. No definitive decision has been made to date on this matter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit       Description

99.1          Forbearance Agreement with Congress Financial Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 20, 2005

                                        UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                        By:       /s/ Robert W. Zimmer
                                                  ------------------------------
                                        Its:     Chief Financial Officer



                                       3